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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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385 EAST COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 20, 2009

Dear Stockholder:

        You are invited to attend the 2009 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. (the "Company") to be held on Wednesday, May 20, 2009, at the Langham Huntington Hotel & Spa, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time.

        At this year's meeting you will be asked to elect seven directors and consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2009. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

        Your Board of Directors unanimously believes that election of its nominees as directors and ratification of the Audit Committee's selection of our independent registered public accountants are in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR election of the nominees as directors and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.

        In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

        We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

        BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus, Chairman of the Board and Chief Executive Officer

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 20, 2009

To the Stockholders of Alexandria Real Estate Equities, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Wednesday, May 20, 2009 at the Langham Huntington Hotel & Spa, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time. At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009.

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

        The Board of Directors of the Company has fixed the close of business on March 31, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 31, 2009, the record date, will be admitted to the annual meeting upon presentation of identification. Stockholders who own shares of the Company's common stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company's common stock beneficially and want to vote in person at the annual meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker's proxy and bring it to the annual meeting in order to vote.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY'S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPLICABLE AGENT IN WHOSE NAME THE SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 20, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, May 20, 2009

General

        This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 2009 at the Langham Huntington Hotel & Spa, 1401 S. Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. Pacific Daylight Time, and any adjournment or postponement thereof. The Board of Directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 20, 2009.

        At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009.

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

Solicitation

        This solicitation is made by mail by the Board of Directors on behalf of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged The Altman Group, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy material for an estimated fee of approximately $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

Voting Procedures

        Only those holders of Common Stock of record as of the close of business on March 31, 2009, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 39,371,372 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

        The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting will be necessary to constitute a quorum to transact business at the annual meeting. Stockholders who instruct their proxy to "abstain" will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants. Abstentions or withheld votes will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP and it is expected that brokers will have discretionary power to vote on each of these proposals.

        Shares represented by properly executed proxies in the form enclosed, or authorized by telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy card in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

Revocability of Proxies

        Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy by telephone or the Internet in accordance with the instructions on the attached form, or by voting in person at the annual meeting. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee should follow the instructions provided by their bank, broker or other nominee to change their voting instructions.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Stockholders will be asked at the annual meeting to elect seven directors, who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

        Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY FOR ALL NOMINEES on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

        The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Joel S. Marcus, Richard B. Jennings, John L. Atkins, III, Richard H. Klein, James H. Richardson, Martin A. Simonetti and Alan G. Walton. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

        A plurality of the votes cast at the annual meeting is required for the election of a director.

        The Board of Directors unanimously recommends a vote FOR each of the named nominees.

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following sets forth certain information concerning the Board of Directors and executive officers of the Company as of the record date for the annual meeting. Each of the directors are nominees for election to the Board of Directors.

Name	Age	Position
Joel S. Marcus	61	Chairman of the Board, Chief Executive Officer and President
Dean A. Shigenaga	42	Chief Financial Officer, Senior Vice President and Treasurer
Richard B. Jennings	65	Lead Director
John L. Atkins, III	65	Director
Richard H. Klein	53	Director
James H. Richardson	49	Director
Martin A. Simonetti	51	Director
Alan G. Walton	72	Director

        Joel S. Marcus has served as Chairman of the Board of Directors since May 2007, Chief Executive Officer since March 1997, President since February 2009 and a director since the Company's inception in 1994. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions in the biopharmaceutical industry. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

        Dean A. Shigenaga has served as Treasurer since March 2008, Senior Vice President since April 2007, Chief Financial Officer since December 2004, Vice President and Acting Chief Financial Officer from August 2004 to December 2004, Vice President from July 2002 to August 2004 and Assistant Vice President from December 2000 to July 2002. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP's Real Estate Practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly-traded real estate investment trusts ("REITs"), over a dozen private real estate companies and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

        Richard B. Jennings has served as Lead Director since May 2007 and a director since May 1998. Mr. Jennings is President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, and its predecessor, Realty Capital International Inc., that he founded in 1991. Mr. Jennings was President of Jennings Securities LLC and its predecessor from 1995 through October 2006. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of National Retail Properties, Inc. and of Cogdell Spencer, Inc. He is a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and magna cum laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

        John L. Atkins, III has served as a director since March 2007. Mr. Atkins is Chairman and Chief Executive Officer of O'Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina in 1975. Mr. Atkins is a licensed architect. Mr. Atkins was appointed to the North Carolina Board of Architecture in 1978, and was named an Emeritus Member of the board in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects' College of Fellows, an honor only five percent of architects receive. Mr. Atkins serves as director, executive committee member and treasurer of the North Carolina Biotechnology Center. He also serves as director of the North Carolina Railroad Company and director of the Kenan Center of Engineering, Science and Technology based at North Carolina State University. In 2005, Mr. Atkins was awarded the American Institute of Architects-North Carolina Chapter's F. Carter Williams Gold Medal, the Chapter's highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design's Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university's advancement. Mr. Atkins holds a Bachelor of Architecture from North Carolina State University and a Master of Regional Planning from the University of North Carolina at Chapel Hill.

        Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 27-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PriceWaterhouseCoopers LLP. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice and the Public Relations and Practice Development Department. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, a company in which he currently serves as Chief Executive Officer and which provides culinary education services and sales of high end retail products and services oriented to the home chef. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science Degree in Accounting and Finance from the University of Southern California.

        James H. Richardson served as President from August 1998 to February 2009 and has served the Company as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, Inc. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis, Inc.'s brokerage operations group. During his time at CB Richard Ellis, Inc., Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

        Martin A. Simonetti has served as a director since December 2005. Mr. Simonetti has been President, Chief Executive Officer and a director of VLST Corporation ("VLST") since November 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, serving in various capacities including as Chief Financial Officer, Senior Vice President Finance and Treasurer. From 1991 to 1998, he was employed at Amgen Inc., serving as Vice President Operations and Finance of Amgen BioPharma and its Director of Colorado Operations. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller.

Mr. Simonetti also serves on the Board of Directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina. He is also a member of the Dean's executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. from the University of California, Davis and an M.B.A. from the University of Santa Clara.

        Alan G. Walton has served as a director since September 1998. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company. Dr. Walton serves on the Board of Directors of Acadia Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including Human Genome Sciences, Inc. and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter's Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry and a D.Sc. in Biological Chemistry from the University of Nottingham. He has published over 130 books and scientific papers. In 2005, he received an honorary LLD degree from the University of Nottingham in recognition of his lifetime achievement in life sciences, and in 2007, he was appointed Distinguished Adjunct University Professor at Case Western Reserve University.

Director Independence

        The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (Chairman, Chief Executive Officer and President) and Mr. Richardson (President until his resignation in February 2009) is independent in accordance with the applicable New York Stock Exchange rules. The Board has also affirmatively determined that no material relationships exist between the Company and any of the independent directors. In making its independence determinations, the Board reviewed the relationships between the Company and each of the directors nominated for election by the stockholders at the Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the New York Stock Exchange rules and such other information as the Board considered relevant.

        In making its independence determination with respect to Mr. Atkins, the Board considered the fact that the Company had made payments for architectural and design services to O'Brien/Atkins Associates, PA, a firm of which Mr. Atkins is a founder, Chairman and Chief Executive Officer, in the amounts of approximately $33,430, $25,088 and $56,917 for the fiscal years 2008, 2007 and 2006, respectively. All of the payments were made for services rendered prior to Mr. Atkins' appointment to the Board. The Board also considered the fact that the Company, prior to Mr. Atkins' appointment to the Board, had made payments for consulting services to Mr. Atkins' daughter of approximately $14,575 and $56,910 for the fiscal years 2007 and 2006, respectively. The amounts paid to Mr. Atkins' daughter were for services rendered prior to Mr. Atkins' appointment to the Board. The Board further considered the fact that the Company has determined not to retain O'Brien/Atkins Associates, PA or Mr. Atkins' daughter for any future services.

        In making its independence determination with respect to Mr. Simonetti, the Board considered the relationships between the Company and VLST, the company of which Mr. Simonetti is the President, Chief Executive Officer and a director. In particular, the Board considered that all of these relationships had been established prior to Mr. Simonetti's affiliation with VLST in November 2005 and Mr. Simonetti's appointment to the Company's Board of Directors in December 2005 or related to the receipt of additional stock in VLST in 2008 from a distribution and recapitalization of an unrelated investment. The Board further noted that most of these relationships, including a loan owing from VLST to the Company and a lease between VLST and the Company, had been terminated by mid-2006. The only remaining relationship is the Company's equity investment in VLST of approximately $384,000, which is less than 1% of VLST's total capitalization.

Information on Board of Directors and its Committees

        The Board of Directors held four regular meetings, four special meetings and took action on eight occasions by unanimous written consent during 2008. During 2008, no director attended less than 75% of the aggregate number of meetings held by the Board of Directors and each committee of which such director is a member. Mr. Marcus, as Chairman of the Board, generally presides over all meetings of the Board of Directors.

        Mr. Jennings, the Lead Director and an independent director, is the presiding director for all regularly scheduled executive sessions of the non-management directors. In the event that Mr. Jennings is not available for any reason to preside over a regularly scheduled executive session of the non-management directors, the remaining non-management directors will designate another non-management director to preside over the executive session. As Lead Director, Mr. Jennings also consults with the Chairman of the Board of Directors regarding the schedule and agenda for Board meetings and otherwise acts as a liaison between the non-management directors as a group and management.

        The Company encourages each member of the Board of Directors to attend each annual meeting of the Company's stockholders. All directors attended the annual meeting of stockholders held on May 22, 2008.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.

Audit Committee

        The Audit Committee consists of Directors Klein (Chairperson), Jennings and Simonetti. It held nine meetings in 2008. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on the Company's website at www.labspace.com. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants who audit the Company's financial statements and the Company's internal audit function. In addition, the role of the Audit Committee is to discuss the scope and results of the audit with the independent registered public accountants, review the Company's interim and year-end operating results with management and the independent registered public accountants, consider the adequacy of the Company's internal accounting controls and audit procedures and pre-approve all engagements with the Company's independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company's Business Integrity Policy (described further under "Corporate Governance Guidelines and Code of Ethics").

        The Board of Directors has determined that each of Messrs. Klein, Jennings and Simonetti is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission and is independent in accordance with the applicable New York Stock Exchange and Securities and Exchange Commission rules.

Audit Committee Report

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by our Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

        Management has the primary responsibility for the Company's financial statements and reporting process. The Company's independent registered public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company's independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company's internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

        The Audit Committee has reviewed the Company's audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants' provision of non-audit services to the Company is compatible with the auditors' independence.

        The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's financial statements and the effectiveness of the Company's system of disclosure controls and procedures.

        In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE
Richard H. Klein, Chairperson
Richard B. Jennings
Martin A. Simonetti

Nominating & Governance Committee

        The Nominating & Governance Committee consists of Directors Walton (Chairperson), Jennings, Atkins and Simonetti, each of whom has been determined by the Company's Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Committee held four meetings and took action on one occasion by unanimous written consent during 2008. The charter for the Nominating & Governance Committee is published on the Company's website at www.labspace.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company's corporate governance guidelines. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and for appointment as members of the committees of the Board of Directors.

        The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for elections to be held at annual meetings of stockholders. Stockholders can suggest qualified candidates for nomination by the Board by complying with the advance notification and other requirements of the Company's Bylaws regarding director nominations. Director nomination materials submitted in accordance with the Bylaw procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

        Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including the nominee's management, leadership and business experience, skill and diversity, financial literacy and knowledge of directorial duties, and integrity and professionalism.

        The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Committee.

Policies and Procedures With Respect to Related Person Transactions

        The Board has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and "related persons" within the meaning of the rules and regulations of the Securities and Exchange Commission.

        Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related person transactions that are required to be reported under the rules and regulations of the Securities and Exchange Commission. In the event that the Chief Executive Officer or Chief Financial Officer of the Company determines that it would be impractical or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related person transaction, the Chairman of the Nominating & Governance Committee may act on behalf of the Committee to review and approve and/or disapprove the related person transaction.

        In general, related person transactions are subject to pre-approval. In the event that the Company becomes aware of a related person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as reasonably practicable.

        In making its determination whether to approve or ratify a related person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including but not limited to:

  •
  whether the terms of the related person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

  •
  whether there are legitimate business reasons for the Company to enter into the related person transaction;

  •
  whether the related person transaction would impair the independence of an outside director;

  •
  whether the related person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director's or executive officer's interest in the transaction, the ongoing nature of any proposed relationship and any other factors deemed relevant; and

  •
  whether the related person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction and of related persons to each other and the aggregate value of the transaction.

        The policy also contains a list of certain categories of related person transactions that are pre-approved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

        From the beginning of fiscal year 2008 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Section 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Certain other relationships and transactions between the Company's directors and the Company are described in "Board of Directors and Executive Officers—Director Independence."

Compensation Committee

        The Compensation Committee consists of Directors Jennings (Chairperson), Klein and Walton, each of whom has been determined by the Company's Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Compensation Committee held eight meetings in 2008. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company and administer the Company's stock option and other incentive plans. The Compensation Committee Charter is published on the Company's website at www.labspace.com.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee in 2008 (Messrs. Jennings, Klein and Walton) had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE
Richard B. Jennings, Chairperson
Richard H. Klein
Alan G. Walton

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of the Company's Named Executive Officers identified below for 2008 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on the Company's current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts may differ materially from currently planned programs as summarized in this discussion.

Background

        Our Compensation Committee (for purposes of this section, the "Committee") currently consists of three independent, non-officer and non-employee directors (Messrs. Jennings (Chairperson), Klein and Walton). The Committee administers the Company's executive compensation programs and is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers. The Committee's charter reflects these responsibilities, and the Committee and the Board of Directors periodically review and revise the charter. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. In 2008, the Committee held eight meetings. In addition to internal resources within the Company, the Committee has the authority to obtain assistance in carrying out its responsibilities by engaging the services of outside advisors. This CD&A describes the compensation policies and rationales the Committee applies to Messrs. Marcus, Richardson and Shigenaga, the Company's Named Executive Officers, with respect to compensation paid to such officers for 2008.

Compensation Philosophy

        Our general compensation philosophy is that a Named Executive Officer's total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. Specifically, the Committee believes that the primary objectives of the Company's compensation policies are:

  •
  creating long-term incentives for management to increase stockholder value;

  •
  motivating the Company's executives to achieve the Company's short-term and long-term goals;

  •
  providing clear Company and individual objectives that promote innovation to achieve the Company's objectives;

  •
  rewarding results;

  •
  creating a team-oriented workplace that values diversity and open communications in order to attract and retain best-in-class employees; and

  •
  retaining executive officers whose abilities are critical to the Company's long-term success and competitiveness.

        The Committee utilizes a broad and discretionary approach for determining the Named Executive Officers' compensation. Within this broad and discretionary approach, the Committee has developed a general framework for determining the elements of compensation for the Company's Named Executive Officers: 1) consistent with the Company's policy for performance-based compensation, base salary should generally be an important but smaller portion of total compensation; 2) annual cash bonuses should have a performance-based component; 3) annual non-cash compensation in the form of restricted stock awards that vest over time should generally be at least 50% of total annual compensation in order to align a significant amount of compensation with the interests of the Company's stockholders; and 4) each Named Executive Officer's total compensation should be based on a subjective evaluation of the officer's individual performance, position, tenure, experience, expertise, leadership, management capability, individual contribution to total stockholder return and management and stability of operations.

        Under this framework, the Committee seeks to align both total compensation and the relative amounts of salary, bonus and long-term stock compensation with those amounts paid by publicly-traded office and office/industrial companies (based on a policy of maintaining competitive pay practices), an assessment of the Company's performance relative to that of publicly-traded office and office/industrial companies, and an assessment of each executive's individual performance. The Committee does not set any quantitative target levels in determining the Named Executive Officers' compensation, and there is no limit on the maximum amount of compensation awarded. Additionally, the Committee uses information about the compensation programs of other publicly-traded office and office/industrial companies as an informal "market check" of compensation practices, salary levels and target incentive levels. In conducting this "market check," the Committee reviews information about other publicly-traded companies that operate in the office and office/industrial sector, but does not track a specific "peer group" of companies exclusively for compensation purposes. The Committee's focus in reviewing information about other publicly-traded office and office/industrial companies is to determine if compensation decisions that it has made are consistent with the market. From time to time, the Committee may consider compensation and the performance of the following publicly-traded office and office/industrial companies among others, which may change over time: Boston Properties, Inc., Brandywine Realty Trust, Douglas Emmett, Inc., Highwoods Properties, SL Green Realty Corp. and Vornado Realty Trust.

        The Committee has determined that total return to the stockholders is an important consideration in judging the performance of the Company and of each Named Executive Officer. The Committee has not established any specific target levels with respect to this measure, leaving the Committee with full discretion to determine performance-based compensation after analyzing the overall performance of the Company and the Named Executive Officers, individually and together as a team.

        The Committee has established other subjective, qualitative performance evaluation criteria, which ultimately focus directly or indirectly on total return to the Company's stockholders and management and stability of operations. These company and individual criteria that are subjective in nature are applicable to each of our Named Executive Officers and include development of strong tenant relations, development and mentoring the Company's employee base, maintaining a leading position in the Company's life science real estate niche, teamwork, management and operation of the Company's business model, and setting business and financial strategy and tactics. The Company and Named Executive Officers achieved the fourth highest total return of all publicly-traded equity Real Estate Investment Trusts ("REITs") from its initial public offering through December 31, 2008. In addition, in the Committee's judgment, each Named Executive Officer met the subjective performance evaluation criteria for 2008.

Compensation Components

        Compensation of Named Executive Officers contains three principal components: base salary; incentive bonus payments; and long-term incentive compensation consisting of restricted stock grants. In 2008, the Committee considered Named Executive Officer compensation including: (a) summary of total compensation; (b) each element of current compensation, including benefits and perquisites; (c) potential value of all equity awards; and (d) value of payments and benefits that would be payable upon certain termination events or following a change in control (including tax gross-ups on excess parachute payments). In determining the amount of each component of compensation, the Committee considered the various subjective performance criteria noted earlier and the Named Executive Officers' total compensation. In the Committee's judgment, each Named Executive Officer met the various subjective performance criteria for 2008.

        Base Salary.    The Company views base salary as the fixed rate of pay for ongoing performance throughout the year that is required to attract and retain executives. The base salaries of Named Executive Officers are determined in consideration of their position's scope of responsibilities and their personal skills and experience. Executives are eligible for periodic increases in their base salary as a result of individual and company performance. The Compensation Committee annually reviews the performance of the Named Executive Officers, including their leadership, contribution to total stockholder return and management, and stability of operations.

        With respect to the Named Executive Officers' salaries, in 2008 the Committee increased Mr. Marcus' salary by approximately 4%, or the minimum base salary adjustment based on the consumer price index for Los Angeles, California, as specified in his employment agreement. The 2008 salary increase for Mr. Richardson was also approximately 4%, or the minimum salary adjustment based on the consumer price index for San Francisco, California, as specified in his employment agreement. The salary increase for Mr. Shigenaga was approximately 5%, or slightly above the minimum salary adjustment based on the consumer price index for Los Angeles, California, as specified in his employment agreement. The salary increases for each Named Executive Officer reflect the Committee's assessment of total compensation to each Named Executive Officer for their individual and company performance, with a significant portion of their total compensation derived from restricted stock awards. In December 2008, Mr. Marcus offered to reduce his base salary for 2009 and the Committee reduced his 2009 base salary to $500,000, representing a 33% decrease from 2008.

        Incentive Bonus.    Annual incentive bonuses for Named Executive Officers, if any, are intended to reflect the Committee's belief that a portion of the annual compensation of each Named Executive Officer should be contingent upon the performance of the Company, as well as the individual contribution of each such Named Executive Officer. Under their employment agreements, Messrs. Marcus and Richardson are entitled to incentive bonuses equal to not less than one-half of the Named Executive Officer's annual salary. Mr. Shigenaga's employment agreement provides that his bonus amount is discretionary. Messrs. Marcus, Richardson and Shigenaga are eligible to receive discretionary cash incentive bonuses and restricted stock awards under the Company's long-term compensation cash and stock-based incentive program adopted by the Committee. Performance-based cash bonuses and restricted stock awards under this program are made pursuant to the 1997 Incentive Plan and are based on subjective performance that occurs over a period of one fiscal year or less. For 2008, Mr. Marcus received a cash incentive bonus of $375,000, which represents 50% of his annual salary for that year. For 2008, cash incentive bonuses were paid to other Named Executive Officers equal to 50% of the annual salaries of each such Named Executive Officer for that year.

        Equity Incentives.    The Company, from time to time and as appropriate, grants restricted stock as long-term incentives to motivate, reward and retain its Named Executive Officers and other employees. The Company has not issued stock option awards since 2002. The Committee, which has responsibility for making grants of restricted stock under the Company's 1997 Incentive Plan, believes that the Company's long-term performance is achieved through an ownership culture that encourages long-term performance by the Company's Named Executive Officers through grants of stock-based awards. The 1997 Incentive Plan was established to provide the Company's employees, including the Company's Named Executive Officers, with incentives to help align those employees' incentives with the interests of the Company's stockholders. Restricted stock grants to Named Executive Officers generally vest over periods of continuous service over three years.

        Messrs. Marcus, Richardson and Shigenaga were granted restricted stock awards for services rendered in 2008 in the amounts of 30,000, 15,000 and 10,000, respectively, of the Company's common stock with a grant date of January 1, 2009. The restricted stock agreements for these shares provide for a restricted period ranging through December 1, 2011. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer's employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer's death or disability. The values of the awards of 30,000 shares, 15,000 shares and 10,000 shares of restricted stock based on the market price as of the grant date of January 1, 2009 were $1,810,200, $905,100 and $603,400 for Messrs. Marcus, Richardson and Shigenaga, respectively. Even though these restricted stock awards were related to the Named Executive Officers' services rendered in 2008, the grants are not reflected in the 2008 Grants of Plan-Based Awards Table, because the grant date was January 1, 2009. These grants will be included in the 2009 Grants of Plan-Based Awards Table in next year's Proxy Statement. The 2008 Grants of Plan-Based Awards Table includes restricted stock awards granted in 2008 that were related to services rendered in the 2007 fiscal year. See the Summary Compensation Table and 2008 Grants of Plan-Based Awards Table below for more information.

        Pension Plan.    In 2002, the Board of Directors approved the Company's Cash Balance Pension Plan (the "Pension Plan"). Under the Pension Plan, a hypothetical account is established for each participant for recordkeeping purposes. Each year, a participant's cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. Hypothetical employer contributions during 2008 to the Pension Plan for the Named Executive Officers were as follows: Mr. Marcus, the actuarial present value of one-tenth of the Internal Revenue Code Section 415 maximum benefit limit, or $216,308; Mr. Richardson, $47,000; and Mr. Shigenaga, $37,000. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 4.53% for 2008. Benefits under the Pension Plan are vested at all times, are obligations of the Company and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment or attainment of age 62.

        The estimated annual total pension payable under the Pension Plan in the form of a single life annuity to the Named Executive Officers if they continue to receive hypothetical employer contributions and hypothetical earnings at current rates and retire at age 62 is as follows: Mr. Marcus, $126,551; Mr. Richardson, $100,641; and Mr. Shigenaga, $82,617. Participants also are entitled to receive their benefits in the form of a lump sum payment.

        Deferred Compensation Plan.    The Company has in place its 2000 Deferred Compensation Plan (the "DC Plan"), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company's management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (iii) meet certain other eligibility requirements. Participants' deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly-traded securities designated by the participants and certain other investments designated by the Company. During 2008, the Company did not contribute any amount to participants' accounts under the DC Plan in addition to the compensation deferred by the participants.

Role of Named Executive Officers in Determining Executive Compensation

        Mr. Marcus reviews the performance of each Named Executive Officer, other than his own, with the Committee and makes recommendations to the Committee for its review and final determination. Other Named Executive Officers and the Company's finance and human resources teams may provide market and company information to the Committee that is used in determining Named Executive Officer compensation.

Share Retention and Ownership Guidelines

        The Company encourages its executive officers to hold a minimum equity interest in the Company. The Company generally also requires its executive officers to increase their equity holdings in the Company each year.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

Executive Compensation Tables and Discussion

        The following table summarizes the 2008, 2007 and 2006 compensation of the Company's Chief Executive Officer, President and Chief Financial Officer, which constitute all of the Named Executive Officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus,	2008	750,000	1,375,000	6,446,160	265,421	342,224	9,178,806
Chief Executive Officer & President	2007	720,000	2,860,013	5,804,119	242,180	264,383	9,890,695
	2006	695,000	3,348,277	4,472,678	210,050	240,858	8,966,863
James H. Richardson,	2008	535,000	267,500	2,728,137	61,402	108,249	3,700,288
President (through February 11, 2009)	2007	515,000	575,000	3,601,030	59,112	105,770	4,855,912
	2006	495,000	495,000	3,017,713	56,412	102,598	4,166,723
Dean A. Shigenaga,	2008	290,000	145,000	1,501,406	37,031	90,934	2,064,371
Chief Financial Officer	2007	275,000	525,000	1,098,089	126	52,369	1,950,584
	2006	225,000	225,000	187,713	120	48,983	686,816

(1)
The dollar value of restricted stock awards set forth in this column is equal to the compensation cost recognized for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Shared Based Payments ("SFAS 123R"), except no assumptions for forfeitures were included. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option plans and stock grants in Notes 2 and 13 of the Consolidated Financial Statements in the Company's 2008 Annual Report on Form 10-K.

(2)
Amount represents the aggregate change in the actuarial present value of the Named Executive Officer's accumulated benefits under the Company's Pension Plan.

(3)
The amounts set forth in this column include the Company's contribution to: (a) Named Executive Officers' employee accounts under the Company's 401(k) plan and Pension Plan; (b) the Company's profit sharing plan and executive profit sharing plan; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums. The Company's 2008 contributions to the Pension Plan accounts for Messrs. Marcus, Richardson and Shigenaga were as follows: Mr. Marcus, $216,308; Mr. Richardson, $47,000; and Mr Shigenaga, $37,000. The Company's 2008 contribution to the Profit Sharing Plan account for each Named Executive Officer was $20,700. The Company paid medical premiums for each Named Executive Officer totaling $16,524 per officer during 2008. All Other Compensation for Mr. Marcus includes $57,692 in vacation paid out in 2008.

        The following table discloses the number of restricted stock awards granted in 2008 and the grant date fair value of these awards.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Joel S. Marcus	01/01/08	30,000	3,028,139
Joel S. Marcus	12/15/08	1,000	44,904
Joel S. Marcus	12/15/08	15,000	673,565
James H. Richardson	01/01/08	15,000	1,514,070
James H. Richardson	12/15/08	7,500	336,783
Dean A. Shigenaga	01/01/08	10,000	1,009,380
Dean A. Shigenaga	12/15/08	5,000	224,522

(1)
The dollar values of restricted stock awards disclosed in this column are equal to the grant date fair value computed in accordance with SFAS 123R. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 13 of the Consolidated Financial Statements in the Company's 2008 Annual Report on Form 10-K.

        The stock awards indicated in the table above were granted under the 1997 Incentive Plan. For further information regarding this plan, see "—Compensation Discussion and Analysis—Compensation Components—Equity Incentives" above. During the applicable restricted periods, the shares of restricted stock may not be sold or transferred and will be subject to forfeiture in the event the respective officer's employment with the Company is terminated by the Company for any reason. Restricted stock granted to Named Executive Officers generally vests over periods of continuous service over three years.

Employment Agreements

        The Company has employment agreements with each of Messrs. Marcus, Richardson and Shigenaga. In February 2009, Mr. Richardson resigned as the Company's President and his employment agreement discussed below was terminated upon his resignation.

        Mr. Marcus' employment agreement provides that he will serve as the Company's Chief Executive Officer through December 31, 2010. Mr. Richardson's employment agreement provided that he would serve as the Company's President through December 31, 2009, with an annual base salary of not less than $475,000. Mr. Shigenaga's employment agreement provides that he will serve as the Company's Chief Financial Officer, with an annual base salary of not less than $275,000. The employment agreements for Messrs. Marcus and Richardson each provide for automatic one-year extensions until notice is given by the executive or the Company. The employment agreements for Messrs. Marcus and Richardson also provide for an annual cash incentive bonus of no less than 50% of the executive's annual base salary based upon certain performance criteria. In December 2008, Mr. Marcus entered into an amended and restated employment agreement to reduce his annual base salary for 2009 to $500,000 and to extend the term of his agreement through December 31, 2010. Mr. Marcus was granted a restricted stock award upon execution of his employment agreement in the amount of 16,573 shares. The restricted stock agreement for these shares provide for a restricted period ranging through January 1, 2011. Mr. Marcus is also entitled to a tax gross up payment, upon vesting of the restricted stock, equal to 40% of the value of the restricted stock not to exceed $1,000,000 per year.

        The agreement with Mr. Marcus also provides that during his term of employment, and the 12-month period following termination of employment, he will not engage in any activity that is competitive with the business of the Company.

        For a description of the termination provisions in the employment agreements with each of Messrs. Marcus, Richardson and Shigenaga, see "—Potential Payments Upon Termination or Change in Control."

Equity Awards

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008 for the Named Executive Officers. The table also shows unvested and unearned stock awards assuming a market value of $60.34 per share (the closing market price of the Company's Common Stock on December 31, 2008).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
					Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Joel S. Marcus	47,904	N/A	47.69	06/21/12	120,835	7,291,184
James H. Richardson	4,800	N/A	38.46	06/14/11	60,103	3,626,615
James H. Richardson	30,000	N/A	47.69	06/21/12	—	—
Dean A. Shigenaga	N/A	N/A	N/A	N/A	24,567	1,482,373

(1)
The Company has not issued stock option awards since 2002. See "Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentives" above and Notes 2 and 13 of the Consolidated Financial Statements in the Company's 2008 Annual Report on Form 10-K for more information on the Company's 1997 Incentive Plan.

(2)
Equity incentive plan awards for Mr. Marcus totaling 90,005; 26,249; and 4,581 will vest in 2009, 2010, and 2011, respectively. Equity incentive plan awards for Mr. Richardson totaling 45,314; 12,501; and 2,288 will vest in 2009, 2010 and 2011, respectively. Equity incentive plan awards for Mr. Shigenaga totaling 14,702; 8,340; and 1,525 will vest in 2009, 2010 and 2011, respectively.

        The following table sets forth certain information regarding stock options exercised and vesting of restricted stock awards during 2008 for our Named Executive Officers.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joel S. Marcus	—	—	62,669	5,786,650
James H. Richardson	5,700	384,109	24,475	2,280,845
Dean A. Shigenaga	—	—	15,630	1,461,796

(1)
The "value realized on exercise" represents the value of the shares upon exercise less the exercise price of the option.

(2)
The "value realized on vesting" represents the number of shares of stock that vested multiplied by the market price of the Company's Common Stock on the vesting date.

Pension Plan

        The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each of the Named Executive Officers under the Pension Plan. For a more detailed description of the Pension Plan, see "Compensation Discussion and Analysis—Compensation Components—Pension Plan."

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	15	1,349,593	—
James H. Richardson	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	11	379,323	—
Dean A. Shigenaga	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	8	37,707	—

(1)
The present value of the accumulated benefit was calculated by adding (i) the beginning of year value of the hypothetical account balance of each Named Executive Officer's account under the Pension Plan, plus (ii) the hypothetical employer contributions accrued to such accounts for the year, plus (iii) interest earned on (i) above, which is equal to the rate for 30-year U.S. Treasury securities for the first month preceding the applicable plan year (December).

Deferred Compensation Plan

        The following table discloses contributions, earnings and balances under the non-qualified deferred compensation plan for each of the Named Executive Officers.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Joel S. Marcus	624,778	—	(1,932,805)	(1,750,016)	1,532,531
James H. Richardson	150,000	—	(220,507)	—	1,264,815
Dean A. Shigenaga	—	—	—	—	—

(1)
Compensation disclosed above as nonqualified deferred compensation is disclosed as compensation in the year earned in the "Summary Compensation Table." Aggregate losses in the non-qualified deferred compensation plan during the 2008 fiscal year have not been included as compensation in the "Summary Compensation Table."

        The Company has in place its DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company's management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA and (iii) meet certain other eligibility requirements.

        Under the DC Plan, a participant may elect annually to defer up to 70% of the participant's salary and up to 100% of the participant's bonus, provided that the minimum deferral amount of any bonus must be $10,000 and the aggregate minimum deferral amount of any salary and bonus must be $10,000. Participants must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned.

        Participants' deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly-traded securities designated by the participants and certain other investments designated by the Company. The mutual funds, other publicly-traded securities and certain investments designated by the Company for the deemed investment of participants' accounts under the DC Plan may change from time to time. Participants may change their investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

        Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant's service with the Company. In the event of a participant's termination of service, all vested amounts in the participant's account under the DC Plan will be distributed in a lump sum upon such termination (or as soon as administratively feasible thereafter), except that the payment of any such amounts that are attributable to deferrals made on or after January 1, 2005, as adjusted for any gains and losses credited to such amounts ("409A Non-Grandfathered Amounts"), will be subject to a six-month delay following such termination (other than any termination due to death or disability). In addition, if a change of control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant's termination of service, payment of any vested 409A Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change of control.

        A participant's account under the DC Plan may include amounts that were initially deferred under the Company's 2000 Venture Investment Deferred Compensation Plan ("VIP") prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts ("VIP Grandfathered Amounts"). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant had made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

        With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts ("409A Grandfathered Amounts"), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if the participant experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant's account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant.

        During 2008, the Company did not contribute any amount to participants' accounts under the DC Plan in addition to the compensation deferred by the participants. During 2008, Mr. Marcus received an early distribution of $1,750,000 from the 409A Grandfathered Amounts credited to his account under the DC Plan (other than any VIP Grandfathered Amounts), pursuant to his election to receive 90% of the elected amount and to forfeit 10% of the elected amount upon such distribution.

Potential Payments upon Termination or Change in Control

        The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the Named Executive Officers of the Company under various termination scenarios or a Change in Control.

Mr. Marcus

        Mr. Marcus' employment agreement provides that if his employment is terminated by the Company without Cause or by Mr. Marcus for Good Reason (as such terms are defined in the agreement) or is terminated due to Mr. Marcus' death or disability, or if the employment agreement is not renewed at the expiration of its term, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company's employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times Mr. Marcus' aggregate compensation (unless termination is due to non-renewal of the employment agreement, in which case the severance payment will be equal to two times Mr. Marcus' aggregate compensation); (vii) continued participation in the Company's welfare and pension benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (viii) payment of full salary in lieu of all accrued vacation; (ix) outplacement services for 180 days following the date of termination (unless termination is due to death or disability); (x) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards and exercisability of all outstanding stock options for their full terms; and (xi) any other bonus payments which would have been payable except for such termination.

        If Mr. Marcus is terminated by the Company for Cause or Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company's employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

        If amounts payable to Mr. Marcus are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to Mr. Marcus an amount sufficient to offset the effects of the excise tax.

        Mr. Marcus' employment agreement also provides that, upon a Change in Control (as defined in the employment agreement), all of Mr. Marcus' equity or equity- based compensation will vest and all of his outstanding stock options will be exercisable for their full terms.

        The table on the following page reflects the amount of compensation and benefits payable to Mr. Marcus under his employment agreement in the event of: (i) termination by the Company without Cause/termination by Mr. Marcus for Good Reason (including Change in Control); (ii) termination upon death or disability; (iii) termination due to non-renewal of his employment agreement; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Marcus other than for Good Reason. The amounts shown in the table on the following page assume that the termination was effective upon December 31, 2008. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Marcus, which are set forth in the "Pension Benefits Table" and "2008 Nonqualified Deferred Compensation Table." In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2008. Because the payments to be made to Mr. Marcus depend on several factors, the actual amounts to be paid out upon Mr. Marcus' termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause/Termination by Mr. Marcus for Good Reason (including Change in Control) ($)	Termination Upon Death or Disability ($)	Termination due to Non-renewal of Employment Agreement ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Marcus other than for Good Reason ($)
Cash Severance Payment	4,455,000	4,455,000	2,970,000	—	—
Earned Bonus	735,000	735,000	735,000	—	735,000
Acceleration of Equity Awards(1)	7,291,184	7,291,184	7,291,184	7,291,184	—
Three years of Continued Participation in Welfare & Pension Benefit Plans	113,175	113,175	113,175	—	—
Accrued Vacation	164,387	164,387	164,387	—	164,387
Outplacement Services	25,000	—	25,000	—	—
Excise Tax and Gross-Up	—	—	—	—	—

Total	12,783,746	12,758,746	11,298,746	7,291,184	899,387

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company's Common Stock of $60.34 per share on December 31, 2008 that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2008, Mr. Marcus held no unvested stock options.

Mr. Richardson

        Mr. Richardson resigned as the Company's President in February 2009, and his employment agreement was terminated as of his resignation. However, because Mr. Richardson was employed by the Company as of December 31, 2008, the following discussion is included in accordance with the regulations of the Securities and Exchange Commission. Mr. Richardson's employment agreement provided that if his employment is terminated for any reason (including by the Company for Cause or by Mr. Richardson without Good Reason, as such terms are defined in the agreement), he will be entitled to receive the following: (i) any accrued and unused vacation; (ii) any earned and unpaid base salary; and (iii) any earned and unpaid bonus.

        If Mr. Richardson's employment were terminated by the Company without Cause or by Mr. Richardson for Good Reason or were terminated due to Mr. Richardson's death or disability, then, in addition to the benefits described in the paragraph above, Mr. Richardson would have been entitled to receive the following: (i) a severance payment equal to Mr. Richardson's base salary for the remaining term of his employment agreement (but not less than two years of base salary) and Mr. Richardson's target bonus for the fiscal year in which the termination is effective (or, if the target has not been determined, the average of the annual bonuses earned in the two years preceding the date of termination) ("Severance Payment"); and (ii) accelerated vesting of any outstanding equity awards. However, if any such termination by the Company without Cause or by Mr. Richardson for Good Reason would have occurred after a Change in Control (as defined in the employment agreement), then the amount of Mr. Richardson's Severance Payment would have been be multiplied by three, provided that the total amount of such payment would not exceed three times Mr. Richardson's base salary and target bonus.

        If amounts payable to Mr. Richardson would have been subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company would have been required to pay to Mr. Richardson an amount sufficient to offset the effects of the excise tax.

        The table below reflects the amount of compensation and benefits that would have been payable to Mr. Richardson under his employment agreement and pursuant to the 1997 Incentive Plan in the event of: (i) termination by the Company without Cause following a Change in Control/termination by Mr. Richardson for Good Reason following a Change in Control; (ii) termination by the Company without Cause/termination by Mr. Richardson for Good Reason; (iii) termination by Mr. Richardson for Good

Reason not following a Change in Control/termination upon death or disability; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Richardson other than for Good Reason. The amounts shown in the table below assume that the termination was effective as of December 31, 2008. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Richardson, which are set forth in the "Pension Benefits Table" and "2008 Nonqualified Deferred Compensation Table" above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2008. Because the payments to be made to Mr. Richardson depend on several factors, the actual amounts to be paid out upon Mr. Richardson's termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause following a Change in Control/ Termination by Mr. Richardson for Good Reason following a Change in Control ($)	Termination by the Company Without Cause/Termination by Mr. Richardson for Good Reason ($)	Termination by Mr. Richardson for Good Reason not following a Change in Control/ Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Richardson other than for Good Reason ($)
Cash Severance Payment	1,605,000	1,070,000	1,070,000	—	—
Target Bonus	1,530,000	510,000	510,000	—	510,000
Acceleration of Equity Awards(1)	3,626,615	3,626,615	3,626,615	3,626,615	—
Accrued Vacation	—	—	—	—	—
Excise Tax and Gross Up	—	—	—	—	—

Total	6,761,615	5,206,615	5,206,615	3,626,615	510,000

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company's Common Stock of $60.34 per share on December 31, 2008, that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2008, Mr. Richardson held no unvested stock options.

Mr. Shigenaga

        Mr. Shigenaga's employment agreement provides that if his employment is terminated for any reason (including by the Company for Cause or by Mr. Shigenaga without Good Reason, as such terms are defined in the agreement), he will be entitled to receive the following: (i) any accrued and unused vacation; and (ii) any earned and unpaid base salary.

        If Mr. Shigenaga's employment is terminated by the Company without Cause or by Mr. Shigenaga for Good Reason following a Change in Control (as defined in his employment agreement) or is terminated due to Mr. Shigenaga's death or disability then, in addition to the benefits described in the paragraph above, Mr. Shigenaga will be entitled to receive the following: (i) a severance payment equal to Mr. Shigenaga's base salary for one year; and (ii) accelerated vesting of any outstanding equity awards for a period of one year, provided, however, that if Mr. Shigenaga is terminated without Cause following a Change in Control or Mr. Shigenaga terminates for Good Reason following a Change in Control, the vesting of any outstanding equity awards shall be fully accelerated. In addition, if Mr. Shigenaga's employment is terminated by the Company without Cause or by Mr. Shigenaga for Good Reason following a Change in Control, then Mr. Shigenaga will also be entitled to receive the following: (i) a bonus payment for the year in which the termination occurs in the amount that Mr. Shigenaga earned for the previous year, if any; and (ii) a fully vested, prorated amount of any annual performance-based grants of restricted stock that may have been determined by the Committee for the Company's fiscal year prior to the fiscal year in which the termination occurs, but which have not yet been made to Mr. Shigenaga as of the termination date (or if such grants have not yet been determined by the Committee, the average of any such grants that Mr. Shigenaga received during the prior two fiscal years).

        The table below reflects the amount of compensation and benefits payable to Mr. Shigenaga under his employment agreement and pursuant to the 1997 Incentive Plan in the event of: (i) termination by the Company without Cause following a Change in Control/termination by Mr. Shigenaga for Good Reason following a Change in Control; (ii) termination by the Company without Cause not following a Change in Control; (iii) termination upon death or disability; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Shigenaga other than for Good Reason following a Change in Control. The amounts shown in the table below assume that the termination was effective as of December 31, 2008. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Shigenaga, which are set forth in the "Pension Benefits Table" and "2008 Nonqualified Deferred Compensation Table" above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2008. Because the payments to be made to Mr. Shigenaga depend on several factors, the actual amounts to be paid out upon Mr. Shigenaga's termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause following a Change in Control/ Termination by Mr. Shigenaga for Good Reason following a Change in Control ($)	Termination by the Company Without Cause ($)	Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Shigenaga other than for Good Reason following a Change in Control ($)
Cash Severance Payment	565,000	565,000	290,000	—	—
Acceleration of Equity Awards(1)	1,482,373	887,119	887,119	1,482,373	—
Accrued Vacation	28,727	28,727	28,727	—	28,727
Excise Tax and Gross Up	—	—	—	—	—

Total	2,076,100	1,480,846	1,205,846	1,482,373	28,727

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company's Common Stock of $60.34 per share on December 31, 2008, that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2008, Mr. Shigenaga held no unvested stock options.

Director Compensation

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joel S. Marcus(3)	—	—	—	—
James H. Richardson(3)	—	—	—	—
Richard B. Jennings	98,000	132,366	61,002	291,368
John L. Atkins, III	84,510	149,638	61,002	295,150
Richard H. Klein	86,000	131,542	61,002	278,544
Martin A. Simonetti	85,966	129,983	61,002	276,951
Alan G. Walton	62,250	155,150	61,002	278,402

(1)
The dollar value of restricted stock awards set forth in this column is equal to the compensation cost recognized during 2008 for financial statement purposes in accordance with SFAS 123R. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of Stock Option Plans and Stock Awards in Notes 2 and 13 of the Consolidated Financial Statements in the Company's 2008 Annual Report on Form 10-K. As of December 31, 2008, Messrs. Jennings, Atkins, Klein, Simonetti and Walton held 4,700; 4,150; 7,600; 5,200; and 13,814 aggregate shares of restricted stock, respectively. In addition, as of December 31, 2008, Messrs. Jennings, Atkins, Klein, Simonetti and Walton held 0; 0; 0; 0; 0; and 0 option awards, respectively, and 17,202; 0; 0; 0; and 0 units of the Company's Deferred Compensation Plan for Directors, respectively.

(2)
Each non-employee director was granted 1,500 shares of restricted stock on January 1, 2008, under the 1997 Incentive Plan. The grant date fair value computed in accordance with SFAS 123R for each award of 1,500 shares of restricted stock awards granted on January 1, 2008 was $152,505. These restricted stock awards vest in full on January 1, 2011. In connection with each of the restricted stock awards, the directors received a tax gross-up amount equal to $61,002, which is included in the "All Other Compensation" column above.

(3)
Joel S. Marcus, the Company's Chief Executive Officer, and James H. Richardson, the Company's former President, were employees of the Company in 2008 and thus received no compensation for their services as directors. The compensation received by Messrs. Marcus and Richardson as Named Executive Officers of the Company are shown in the "Summary of Compensation Table" under "—Executive Compensation Tables and Discussion" above.

        In 2008, the Company paid each of its non-employee directors annual compensation of $25,000 for services to the Company. In addition, each non-employee director received fees of $1,500 for each meeting of the Board of Directors, or committee thereof, attended in person and $750 for each such meeting attended by telephone, and was reimbursed for reasonable expenses incurred to attend such meetings. Directors who chaired committees received the following additional annual fees: Board Chairperson/Lead Director, $35,000; Audit Committee Chairperson, $30,000; Compensation Committee Chairperson, $20,000; and Nominating & Governance Committee Chairperson, $15,000.

        Non-employee directors are also eligible to receive awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. These restricted stock awards generally will vest over a period of 3 years. In connection with each of the restricted stock grants, in 2008 each non-employee director received a cash amount equal to 40% of the value of the restricted stock on the date of grant.

Employees of the Company who are also directors do not receive any fees or stock awards for their services as directors.

        The Company's Deferred Compensation Plan for Directors (the "Directors DC Plan") established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees and restricted stock awards.

 SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table provides information regarding the beneficial ownership of Common Stock as of the record date by (1) each of the Company's directors, (2) each of the Named Executive Officers, (3) all directors and Named Executive Officers as a group and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, Named Executive Officers and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number	Percent
Joel S. Marcus(3)	387,256	*
Dean A. Shigenaga	42,099	*
Richard B. Jennings	6,358	*
John L. Atkins, III	6,658	*
Richard H. Klein	6,258	*
James H. Richardson(4)	251,587	*
Martin A. Simonetti	6,858	*
Alan G. Walton	19,174	*
Named Executive Officers and directors as a group (eight persons)(5)	726,248	1.84%
FMR LLC(6)	2,912,798	7.40%
Barclays Global Investors, N.A., et al.(7)	2,605,820	6.62%
The Vanguard Group, Inc.(8)	2,520,257	6.40%
Stichting Pensioenfonds ABP(9)	2,210,082	5.61%

*
less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2009. Percentage ownership is based on 39,371,372 shares of Common Stock outstanding on March 31, 2009.

(2)
Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101.

(3)
Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 47,904 shares subject to currently exercisable stock options.

(4)
Includes 34,800 shares subject to currently exercisable stock options.

(5)
See notes (1) through (3) above.

(6)
Derived solely from information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009 by FMR LLC. Address: 82 Devonshire Street, Boston, Massachusetts 02109. According to such Schedule 13G/A, FMR LLC has sole voting power and sole dispositive power with respect to 475,132 and 2,912,798 shares, respectively.

(7)
Derived solely from information contained in the Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, N.A. and certain affiliates. The address for Barclays Global Investors, N.A. is 400 Howard Street, San Francisco, California 94105. The addresses for Barclays

  Global Investors, N.A.'s affiliates are contained in such Schedule 13G. According to such Schedule 13G, Barclays Global Investors, N.A. and its affiliates have sole voting power and sole dispositive power with respect to 2,197,744 and 2,605,820 shares, respectively.

(8)
Derived solely from information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009 by the Vanguard Group, Inc. Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to such Schedule 13G/A, The Vanguard Group, Inc. has sole voting power and sole dispositive power with respect to 15,363 and 2,520,257 shares, respectively.

(9)
Derived solely from information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009 by Stichting Pensioen Fonds ABP. Address: Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. According to such Schedule 13G, Stichting Pensioenfonds ABP has sole voting power and sole dispositive power with respect to all 2,210,082 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of their ownership of, and changes in that ownership, with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company's review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such Securities and Exchange Commission filing requirements were timely met, except that one Form 4 filing for Mr. Marcus with respect to one transaction was inadvertently filed two business days late.

 PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP, which has served as the Company's independent registered public accountants since 1994, to be the Company's independent registered public accountants for the year ending December 31, 2009. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

        Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP's qualifications, including the firm's performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with that firm's independence from the Company.

        Stockholders will be asked at the annual meeting to consider and vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2009 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

        The SEC requires disclosure of the fees billed by the Company's independent registered public accountants for certain services. All audit and non-audit services were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Fees Billed:
Audit Fees	$971,000	$688,000
Audit-Related Fees	—	—
Tax Fees	1,107,000	910,000
All Other Fees	2,775	1,500

Total	$2,080,775	$1,599,500

        Audit Fees include amounts billed to the Company related to the audit of the Company's consolidated financial statements, review of the Company's quarterly financial statements and other services provided in connection with statutory and regulatory filings.

        Included in Tax Fees in 2008 is $867,000 related to tax return preparation and compliance (including cost segregation studies) and $240,000 of other tax related services. Included in Tax Fees in 2007 is $674,000 related to tax return preparation and compliance (including cost segregation studies) and $236,000 of other tax related services.

        All Other Fees include amounts billed to the Company related to the fees for Ernst & Young LLP's on-line technical research database tools.

Audit Committee Pre-Approval Policy

        The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors' independence.

Required Vote

        A majority of the votes cast on the matter at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009.

  The Board of Directors unanimously recommends a vote FOR Proposal Number Two.

ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

        Copies of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008, including the Company's Consolidated Financial Statements, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. The current charters of the Board of Director's Audit, Compensation and Nominating & Governance Committees, along with the Company's corporate governance guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance ("Business Integrity Policy"), are available to interested stockholders upon request and are posted on the Company's website at www.labspace.com. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON
WEDNESDAY, MAY 20, 2009

        The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company's 2008 Annual Report to Stockholders, and directions on how to be able to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

        The following materials are available for viewing at www.labspace.com/proxy:

  1.
  The Notice of Annual Meeting and Proxy Statement;

  2.
  The Form of Proxy Card;

  3.
  The 2008 Annual Report to Stockholders; and

  4.
  Directions on how to be able to attend the annual meeting and vote in person.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

        The Board of Director's governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors and director and executive officer stock ownership guidelines, are posted on the Company's website at www.labspace.com. As described above under "Board of Directors and Executive Officers—Director Independence," the Board of Directors has determined that the following five directors satisfy the New York Stock Exchange's independence requirements: Messrs. Jennings, Atkins, Klein, Simonetti and Walton.

        The Company has adopted a Business Integrity Policy that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and New York Stock Exchange rules requiring a code of ethics for a company's directors, officers and employees. A copy of the Company's Business Integrity Policy is posted on the Company's website at www.labspace.com. The Audit Committee must approve any requests for amendments to or waivers from the policy with respect to directors and executive officers, and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the Securities and Exchange Commission and New York Stock Exchange on a Current Report on Form 8-K. The Company may disclose any such amendments or waivers on its website at www.labspace.com.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2010 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at the Company's 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 21, 2009 in order to be considered for inclusion in the Company's proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must comply with the current advance notice and other requirements set forth in the Company's Bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year's annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of this year's Proxy Statement (or between November 21, 2009 and 5:00 p.m., Pacific Time on December 21, 2009 based the date of this year's Proxy Statement of April 20, 2009).

COMMUNICATING WITH THE BOARD

        The Board of Directors has designated Richard B. Jennings, an independent director of the Company, as the contact person for communications between the Company's stockholders and other interested parties, on the one hand, and the Board of Directors or the non-management directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the non-management directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

OTHER INFORMATION

        Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on May 19, 2009. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournments or postponements thereof, which may properly be acted upon, the proxies solicited hereby will be vested on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 20, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 20, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 20, 2009.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2008 Annual Report to Stockholders, and directions on how to be able to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

NOMINEES:
☐ Joel S. Marcus
☐ Richard B. Jennings
☐ John L. Atkins, III
☐ Richard H. Klein
☐ James H. Richardson
☐ Martin A. Simonetti
☐ Alan G. Walton

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and may properly be voted on.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSAL 2.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), executing the reverse side of this proxy (the “Stockholder”), hereby appoints Joel S. Marcus and Richard B. Jennings, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 2009, at 11:00 a.m. Pacific Daylight Time, at the Langham Huntington Hotel & Spa, 1401 S. Oak Knoll Avenue, Pasadena, California, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 20, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD  ON WEDNESDAY, MAY 20, 2009.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2008 Annual Report to Stockholders, and  directions on how to be able to attend the annual meeting and vote in person, are available at www.labspace.com/proxy.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

NOMINEES:
☐ Joel S. Marcus
☐ Richard B. Jennings
☐ John L. Atkins, III
☐ Richard H. Klein
☐ James H. Richardson
☐ Martin A. Simonetti
☐ Alan G. Walton

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and may properly be voted on.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSAL 2.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

ALEXANDRIA REAL ESTATE EQUITIES, INC. 385 East Colorado Boulevard, Suite 299 Pasadena, California 91101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held on Wednesday, May 20, 2009
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2008 OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
2008 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)
2008 DIRECTOR COMPENSATION TABLE
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 20, 2009
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2010 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER INFORMATION
OTHER MATTERS